Exhibit 99.3

LETTER OF TRANSMITTAL

FOR

SHARES OF COMMON STOCK OF

KCS ENERGY, INC.

IN CONNECTION WITH THE MERGER OF

KCS ENERGY, INC.

WITH

PETROHAWK ENERGY CORPORATION

To the Exchange Agent:

U.S. Bank National Association

Attn: Corporate Trust Services

U.S. Bank West Side Flats Operation Center

60 Livingston Ave.

St. Paul, MN 55107

Mail Station: EP-MN-WS2N

(800) 945-4689

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BEFORE COMPLETING THIS FORM.

Ladies and Gentlemen:

The undersigned stockholder of KCS Energy, Inc., a Delaware corporation (“KCS”), hereby transfers the certificates representing shares of KCS common stock (the “KCS Shares”) identified in Box A below, in exchange for the merger consideration described below.

The undersigned represents and warrants that the undersigned has full power and authority to surrender the KCS Share certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned understands and acknowledges that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of such certificate(s) shall pass only after U.S. Bank National Association (the “Exchange Agent”) has actually received the certificate(s). All questions as to the validity, and surrender of certificate(s) hereunder shall be determined by the Exchange Agent, and such determination shall be final and binding. Upon request, the undersigned shall execute and deliver all additional documents deemed by the Exchange Agent to be necessary to complete the conversion, cancellation and retirement of the KCS Shares delivered herewith. No authority hereby conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

UNLESS YOU ARE CHANGING THE NAME ON YOUR ACCOUNT, SEEKING DELIVERY OF A PETROHAWK ENERGY COMMON STOCK CERTIFICATE AND/OR CHECK TO AN ADDRESS OTHER THAN THE ONE PRINTED IN THE ACCOUNT INFORMATION SECTION HEREOF, YOU DO NOT NEED TO COMPLETE BOX B OR C OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

PLEASE REFER TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS FOR AN EXPLANATION OF THE MERGER CONSIDERATION AVAILABLE FOR YOU. AS DESCRIBED THEREIN, ANY HOLDER OF KCS SHARES, OTHER THAN KCS SHARES OF RESTRICTED STOCK ISSUED TO KCS EMPLOYEES UNDER KCS STOCK PLANS, HAS THE RIGHT TO RECEIVE $9.00 IN CASH PER SHARE AND 1.65 SHARES OF PETROHAWK COMMON STOCK PER SHARE UPON THE SURRENDER OF YOUR KCS SHARES.

BOX A:

DESCRIPTION OF SHARES SURRENDERED

Your account information:

(1)	Name and address of the holder of record as shown on the records of KCS Energy, Inc. of the KCS Share certificate(s) surrendered:

KCS Shares Surrendered

(attach additional signed list, if necessary)

KCS Share Certificate Number(s):                  Number of KCS Shares Represented by Certificate(s):

Total Number of KCS Shares Surrendered:

(2)	Social Security/Taxpayer ID No.:

(3)	☐ For a name change, mark this box and complete Box B below.

All KCS stockholders must sign below. The stockholder who provides the Social Security Number in Number 2 above must sign the Substitute Form W-9.
(4)

Signature of Owner

and

Signature of Co-Owner, if any

(5)

Daytime Phone Number

(6)

Date

You must complete Substitute Form W-9 on the reverse side.

BOX B:

CHANGE OF NAME ON ACCOUNT

If you would like any shares of Petrohawk Energy Corporation common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet. The check and/or Petrohawk Energy Corporation common stock certificate delivered/exchanged in connection with the merger will be issued in the name(s) printed in the account information section above unless you indicate a different name below. Your signature and a Medallion Signature Guarantee are required. The Substitute Form W-9 on the reverse side must be completed by the new account holder.

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip)

New Account’s Social Security/ Taxpayer ID No.

Place Medallion Signature

Guarantee Here

Signature of Current Owner

Signature of Co-Owner, if any

BOX C:

SPECIAL DELIVERY INSTRUCTIONS

The Petrohawk Energy Corporation common stock certificate and/or check will be mailed to the address printed in the account information section above unless you indicate a different address below:

Name (Please Print First, Middle & Last Name)

Address (Number & Street)

Address (City, State & Zip)

SUBSTITUTE Form W-9

PART 1—Taxpayer Identification
Number —ENTER YOUR TIN IN
THE BOX AT RIGHT. (For most
individuals, this is your social security
number. If you do not have a TIN, see
Obtaining a Number in the enclosed
Guidelines). CERTIFY BY SIGNING
AND DATING BELOW.

Note: If the account is in more than one
name, see the chart in the enclosed
Guidelines to determine which number
to give the payer.

Social Security Number - - OR Employer Identification Number (if awaiting TIN, write “Applied For”) -

Department of the Treasury Internal Revenue Service	PART 2—Payees Exempt from Backup Withholding— See the enclosed Guidelines and complete as instructed therein.

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART 3—Certification— Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name (please print)

Street Address

City, State and Zip Code

Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE

“APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature

Date                         , 2006

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR COMPLETING

THE LETTER OF TRANSMITTAL

These instructions are for the accompanying Letter of Transmittal (“Transmittal Letter”) for the shares of common stock (the “KCS Shares”) of KCS Energy, Inc. (“KCS”).

It is very important that you complete, sign and return the Transmittal Letter to U.S. Bank National Association (the “Exchange Agent”) to receive your merger consideration. Please use the enclosed envelope, addressed to the Exchange Agent, to return the Transmittal Letter, together with all of your KCS Share certificates or, if you do not hold your KCS Shares in certificated form, submit your shares by book-entry transfer (see below). You will not be able to sell the KCS Shares, which now represent the right to receive the merger consideration.

KCS Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

If some of your KCS Shares are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent.

Lost, Stolen or Destroyed KCS Share Certificate(s)

If your KCS Shares are represented by lost, stolen or destroyed KCS Share certificate(s), notify the Exchange Agent by phone immediately for instructions at 1-800-945-4689. The Exchange Agent may require you to execute an affidavit and indemnity agreement in connection with such lost, stolen or destroyed KCS Share certificate(s) and such other documents as it may request to effect an exchange. The Exchange Agent may require you to reimburse it for certain fees and expenses in connections with the exchange of KCS Shares represented by lost, stolen or destroyed KCS Share certificate(s). Please contact the Exchange Agent at 1-800-945-4689 with questions.

Account Information

The front of the Letter of Transmittal shows the registration of your account and the number of shares owned by you as reflected on the records of KCS at the time of mailing these instructions.

Mark through any incorrect address information that is printed in this area on the Transmittal Letter. Clearly print your correct address in the space beside the printed information.

If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send the Exchange Agent proper evidence of your authority to submit the Form of Election to exchange your KCS Share certificate(s).

Required Signatures

All stockholders listed on the account must sign the Transmittal Letter. Please be sure to include your daytime telephone number.

Transfer Taxes

In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Petrohawk or must establish to the satisfaction of Petrohawk that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payment of the cash portion of the merger consideration, each U.S. stockholder of KCS Shares must, unless an exemption applies, provide the Exchange Agent with such stockholder’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 included in this Letter of Transmittal and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder’s correct TIN or fails to provide the required certifications, the Internal Revenue Service (the “IRS”) may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 28%.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.

The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the KCS Shares. If the KCS Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which TIN to report.

If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional information on obtaining a TIN.

Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder’s foreign status. Such Form W-8 may be obtained from the Exchange Agent.

You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Guide to Transmittal Letter Line Items

Box A:     Election and Description of KCS Shares Surrendered

(1) Please provide your name, address and provide each stock certificate number, the number of KCS Shares represented by each such stock certificate(s) and the total number of KCS Shares surrendered.

(2) The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

(3) Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name.

(4) All registered owners, as shown on the Transmittal Letter, must sign the Transmittal Letter. Do not sign the KCS Share certificates.

(5) Please give us your daytime telephone number in case we need to contact you.

(6) Please date the Transmittal Letter.

Box B: Change of Name on Account

If you want your shares of Petrohawk common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Transmittal Letter, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the shares of Petrohawk common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your KCS Share certificate(s), if applicable.

Name change due to marriage or transfer of ownership to another individual:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Transmittal Letter. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

Stockholder whose name is printed on the Transmittal Letter is deceased. You are the executor or administrator of the estate:

1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2. Notarized or Medallion Stamp Guaranteed Affidavit of Domicile.

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor’s signature (signature guarantee is not necessary in this case).

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a custodial account and the former minor has reached the legal age of majority:

1. The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

If the request is being made by the minor who has now reached the age of majority:

1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a certified or Medallion Signature Guaranteed (under raised seal) copy of the birth certificate for the former minor.

You want to have the account registered in the name of a trust:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Transmittal Letter. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a copy of the first and last pages of the trust agreement.

If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 1-800-945-4689 (toll free).

Box C: Special Delivery Instructions

Complete this area only if you want the Petrohawk common stock certificates and/or check to be delivered to an address other than the one printed in the account information section of the Transmittal Letter.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, By Overnight Courier or By Hand:

U.S. Bank National Association

Attn: Corporate Trust Services

U.S. Bank West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Mail Station: EP-MN-WS2N

(800) 945-4689

Delivery of the Letter of Transmittal to an address other than that set forth above will not constitute a valid delivery to the Exchange Agent.

If you send KCS Share certificate(s) with the Letter of Transmittal by mail, it is recommended that you use registered mail insured for 2% of the market value ($25.00 minimum), return receipt requested.

For more information please call the Exchange Agent at 1-800-945-4689.